
     As filed with the Securities and Exchange Commission on June 16, 2003
                                                  Registration No.
                                                                   ------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                    FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                       PROVIDENT BANKSHARES CORPORATION
 (exact name of registrant as specified in its certificate of incorporation)

           MARYLAND                                       52-1519642
(state or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)



                            114 EAST LEXINGTON STREET
                            BALTIMORE, MARYLAND 21202
                                 (410) 281-7000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                       PROVIDENT BANKSHARES CORPORATION
                    AMENDED AND RESTATED STOCK OPTION PLAN
                           (Full Title of the Plans)
                        -------------------------------

                                                  COPIES TO:
GARY N. GEISEL                                    PAUL AGUGGIA, ESQ.
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE         THOMAS P. HUTTON, ESQ.
  OFFICER                                         MULDOON MURPHY & FAUCETTE LLP
PROVIDENT BANKSHARES CORPORATION                  5101 WISCONSIN AVENUE, N.W.
114 EAST LEXINGTON STREET                         WASHINGTON, DC  20016
BALTIMORE, MARYLAND 21202                         (202) 362-0840
(410) 281-7000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
 1933, check the following box. / X /
                                ----

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


==============================================================================================================
                                                    Proposed Maximum       Proposed Maximum      Amount of
       Title of                  Amount to be      Offering Price Per     Aggregate Offering    Registration
Securities to be Registered      Registered(1)          Share(2)                 Price              Fee
--------------------------------------------------------------------------------------------------------------
          Common Stock             1,700,000           $25.61                $43,537,000           $3,523
        $1.00 par value            Shares(2)
==============================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Provident Bankshares Corporation Amended and Restated Stock
    Option Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Provident Bankshares Corporation pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the shares which may be issued upon the exercise of stock options to purchase shares of Provident
    Bankshares Corporation common stock granted or to be granted under the Plan.
(3) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c)
    under the Securities Act, the price per share is the average high and low price of Provident Bankshares
    Corporation common stock, as reported on June 12, 2003.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

PROVIDENT BANKSHARES CORPORATION

PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE. This Registration Statement relates to the registration of 1,700,000 additional shares of common stock, $1.00 par value per share ("Common Stock"), of Provident Bankshares Corporation ("Provident" or the "Registrant") reserved for issuance upon the exercise of stock options under the Provident Bankshares Corporation Amended and Restated Stock Option Plan (the "Plan"). The contents of the following previously filed registration statements are incorporated herein by reference.

1. Form S-8 Registration Statement filed with the Securities and Exchange Commission ("SEC") on July 10, 1998 (File No. 333-58881) registering 500,000 shares of Common Stock for issuance upon the exercise of stock options under the Plan.

2. Form S-8 Registration Statement filed with the SEC on May 19, 1995 (File No. 33-92510) registering 565,000 shares of Common Stock for issuance upon the exercise of stock options under the Plan.

3.    Form  S-8  Registration  Statement filed  with the SEC on October 31, 1990
      (File  No. 33-37502)   registering  250,000  shares of  Common  Stock  for
      issuance upon exercise of stock options under the Plan.

ITEM 8.  LIST OF EXHIBITS.

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

5.0 Opinion of Muldoon Murphy & Faucette LLP as to the legality of the Common Stock registered hereby.

10.0  Provident Bankshares Corporation Amended and Restated Stock Option Plan. 1

23.0 Consent of Muldoon Murphy & Faucette LLP (contained in the opinion included as Exhibit 5).

23.1  Consent of KPMG LLP

23.2  Consent of PricewaterhouseCoopers LLP

24.0  Power of Attorney (Located on signature page)
-----------------------
            1 Incorporated by reference from Registrant's Definitive 2001 Proxy Statement for the Annual Meeting of Stockholders held on April 18, 2001, (File No. 0-16421) filed with the SEC on March 14, 2001.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Provident Bankshares Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland, on the 21st day of May, 2003.


                        PROVIDENT BANKSHARES CORPORATION



                        By:    /s/ Gary N. Geisel
                               -------------------------------------------------
                               Gary N. Geisel
                               Chairman of the Board and Chief Executive Officer


      Each person whose individual signature appears below hereby makes, constitutes and appoints Peter M. Martin, and Mr. Martin makes, constitutes and appoints Gary N. Geisel to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including any and all post-effective amendments.

      Pursuant  to  the  requirements of  the  Securities  Act  of  1933,   this
Registration   Statement  has  been  signed  by  the  following persons  in  the capacities and on the dates indicated:

         Name                         Title                        Date
         ----                         -----                        ----


/s/ Gary N. Geisel            Chairman of the Board                May 21, 2003
--------------------------    and Chief Executive Officer
Gary N. Geisel                (Principal Executive Officer)


/s/ Kevin G. Byrnes           President and Chief Operating        May 21, 2003
--------------------------    Officer
Kevin G. Byrnes


/s/ Dennis A. Starliper       Executive Vice President             May 21, 2003
---------------------------   and Chief Financial Officer
Dennis A. Starliper           (Principal Financial Officer)

/s/ Karen L. Malecki          Controller                           May 21, 2003
---------------------------   (Principal Accounting Officer)
Karen L. Malecki


/s/ Melvin A. Bilal           Director                             May 21, 2003
---------------------------
Melvin A. Bilal

                                  Director
--------------------------
Thomas S. Bozzuto


/s/ Ward B. Coe, III, Esquire     Director                         May 21, 2003
-----------------------------
Ward B. Coe, III, Esquire


/s/ Charles W. Cole, Jr.          Director                         May 21, 2003
-----------------------------
Charles W. Cole, Jr.


/s/ Pierce B. Dunn                Director                         May 21, 2003
-----------------------------
Pierce B. Dunn


/s/ Enos K. Fry                   Director                         May 21, 2003
-----------------------------
Enos K. Fry


/s/ Mark K. Joseph                Director                         May 21, 2003
-----------------------------
Mark K. Joseph


/s/ Barbara B. Lucas              Director                         May 21, 2003
-----------------------------
Barbara B. Lucas

/s/ Peter M. Martin               Director                         May 21, 2003
-----------------------------
Peter M. Martin


/s/ Frederick W. Meier, Jr.       Director                         May 21, 2003
-----------------------------
Frederick W. Meier, Jr.


/s/ Francis G. Riggs              Director                         May 21, 2003
-----------------------------
Francis G. Riggs


/s/ Sheila K. Riggs               Director                         May 21, 2003
-----------------------------
Sheila K. Riggs


/s/ Donald E. Wilson              Director                         May 21, 2003
-----------------------------
Donald E. Wilson



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                                                      EXHIBIT INDEX
                                                      -------------

Exhibit                                                      Method of                   Sequentially
  No.           Description                               Filing/Location                Numbered Page
  ---           -----------                               ---------------                -------------

 5.0       Opinion of Muldoon Murphy                Filed herewith
           & Faucette LLP

 10.0      Provident Bankshares                     Incorporated by reference
           Corporation Amended and                  to the Registrant's
           Restated Stock Option Plan               Definitive 2001 Proxy Statement
                                                    or the Annual Meeting of
                                                    Stockholders held on April 18, 2001,
                                                    (File No. 0-16421) filed with the
                                                    SEC on March 14, 2001


 23.0      Consent of Muldoon Murphy                Located in Exhibit 5 herewith
           & Faucette LLP

 23.1      Consent of KPMG LLP                      Filed herewith

 23.2      Consent of PricewaterhouseCoopers LLP    Filed herewith

 24.0      Power of Attorney                        Located on signature page

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